UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 29, 2004


                           ALPHA NUTRACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


        California                       0-19644                  33-0300193
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


1229 Third Avenue, Chula Vista, CA                             91911
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (619) 427-3077


              Total sequentially numbered pages in this document: 3

                         Exhibit Index appears on page 3

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As previously reported on Form 8-K filed with the Securities and Exchange Commission on June 1, 2004, Alpha Nutraceuticals, Inc. ("ANUI") acquired the assets and business of Avidia Nutritional Group, Inc., a California corporation ("ANG"). ANG is in the business of manufacturing nutritional supplements while ANUI was, prior to the acquisition, in the business of retailing such supplements, primarily via mail order sales.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following financial statements of Avidia Nutritional Group, Inc., a California Corporation, are set forth below: (i) the audited balance sheets dated as of December 31, 2003 and April 30, 2004, the audited statements of operations, stockholders' equity and cash flows for the periods ended December 31, 2003 and April 30, 2004, the notes related thereto and the related auditors' report.

================================================================================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA NUTRACEUTICALS, INC.


Date: August 3, 2004                         /s/ Louis J. Paulsen
                                             ------------------------------
                                             Name:  Louis J. Paulsen
                                             Title: President

================================================================================

                          INDEX TO FINANCIAL STATEMENTS

                         AVIDIA NUTRITIONAL GROUP, INC.


Audit Report of Armando C. Ibarra, CPA, P.C................................F-1

Balance Sheets dated December 31, 2003 and April 30, 2004..................F-2

Statement of Operations for the periods ended December 31, 2003 and
April 30, 2004 ............................................................F-4

Statements of Cash Flow for the periods ended December 31, 2003 and
April 30, 2004.............................................................F-5

Statement of Changes In Equity.............................................F-6

Notes to Audited Financial Statements......................................F-7

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Avidia Nutrition, Inc.

We have audited the accompanying balance sheets of Avidia Nutrition, Inc. as of April 30, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for the four months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avidia Nutrition, Inc. as of April 30, 2004, and the results of their operations and their cash flows for the four months then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Armando C. Ibarra, C.P.A.
----------------------------------
ARMANDO C. IBARRA, CPA

July 26, 2004
Chula Vista, Ca. 91910


                      371 "E" Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                             AVIDIA NUTRITION, INC.
                                 Balance Sheets
--------------------------------------------------------------------------------

                                     ASSETS

                                                   As of              As of
                                                 April 30,         December 31,
                                                   2004                2003
                                                  Audited           Unaudited
                                                  --------           --------
CURRENT ASSETS
   Cash                                           $  8,413           $ 15,977
   Accounts receivable                              66,570             28,672
   Inventory                                         8,875             25,164
                                                  --------           --------
      TOTAL CURRENT ASSETS                          83,858             69,813

NET PROPERTY & EQUIPMENT                           118,166            119,914

OTHER ASSETS
   Deposits                                          5,940              5,940
   Loan fees                                            --              3,536
                                                  --------           --------
      TOTAL OTHER ASSETS                             5,940              9,476
                                                  --------           --------

          TOTAL ASSETS                            $207,964           $199,203
                                                  ========           ========

                     See Notes to the Financial Statements

                             AVIDIA NUTRITION, INC.
                                 Balance Sheets
--------------------------------------------------------------------------------

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                   As of               As of
                                                                  April 30,         December 31,
                                                                    2004                2003
                                                                   Audited            Unaudited
                                                                  ---------           ---------
CURRENT LIABILITIES
   Accounts payable                                               $ 101,163           $  85,760
   Loan payable - Short-term portion                                 11,850                  --
                                                                  ---------           ---------
     TOTAL CURRENT LIABILITIES                                      113,013              85,760

LONG-TERM LIABILITIES
   Loan payable - Long-term portion                                 124,041             137,879
   Shareholder loan payable                                          46,900              46,900
                                                                  ---------           ---------
     TOTAL LONG-TERM LIABILITIES                                    170,941             184,779
                                                                  ---------           ---------

TOTAL LIABILITIES                                                   283,954             270,539

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock ($0.00 par value, 10,000,000 shares
    authorized: 10,000,000 shares issued and outstanding
    as of Aprl 30, 2004 and December 31, 2003)                           --                  --
   Retained earnings (deficit)                                      (75,990)            (71,336)
                                                                  ---------           ---------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           (75,990)            (71,336)
                                                                  ---------           ---------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $ 207,964           $ 199,203
                                                                  =========           =========

                     See Notes to the Financial Statements

                             AVIDIA NUTRITION, INC.
                            Statements of Operations
--------------------------------------------------------------------------------

                                            Four Months
                                              Ended                 Year Ended
                                             April 30,              December 31,
                                               2004                    2003
                                              Audited                Unaudited
                                            ------------           ------------

REVENUES
   Sales                                    $    163,344           $    438,237
                                            ------------           ------------
TOTAL REVENUES                                   163,344                438,237

Costs of revenues                               (113,439)              (307,856)
                                            ------------           ------------

GROSS PROFIT                                      49,905                130,381

OPERATING COSTS
   Depreciation expense                            1,748                  6,990
   Administrative expenses                        79,954                179,578
                                            ------------           ------------
TOTAL OPERATING COSTS                             81,702                186,568
                                            ------------           ------------

OPERATING INCOME (LOSS)                          (31,797)               (56,187)

OTHER INCOME & (EXPENSES)
   Other income                                       --                  6,000
                                            ------------           ------------
TOTAL OTHER INCOME & (EXPENSES)                       --                  6,000
                                            ------------           ------------

NET INCOME  (LOSS)                          $    (31,797)          $    (50,187)
                                            ============           ============

BASIC INCOME (LOSS) PER SHARE               $      (0.00)          $      (0.01)
                                            ============           ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                    10,000,000             10,000,000
                                            ============           ============

                     See Notes to the Financial Statements

                             AVIDIA NUTRITION, INC.
                        Statement of Stockholders' Equity
                    From December 5, 2002 to April 30, 2004
--------------------------------------------------------------------------------

                                                                Additional
                                       Common         Common     Paid-in     Retained
                                       Shares         Stock      Capital     Earnings       Total
                                       ------         -----      -------     --------       -----
Balance, December  31, 2002           10,000,000     $     --      $  --     $(21,149)     $(21,149)

Net loss for the year ended
December 31, 2003                                                             (50,187)      (50,187)
                                     -----------     --------      -----     --------      --------
BALANCE,  DECEMBER 31, 2003           10,000,000           --         --      (71,336)      (71,336)
                                     ===========     ========      =====     ========      ========

Prior period adjustment                                                        27,143        27,143

Net loss for the four months ended
April 30, 2004                                                                (31,797)      (31,797)
                                     -----------     --------      -----     --------      --------
BALANCE,  APRIL 30, 2004              10,000,000     $     --      $  --     $(75,990)     $(75,990)
                                     ===========     ========      =====     ========      ========

                     See Notes to the Financial Statements

                             AVIDIA NUTRITION, INC.
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                              Four Months
                                                                Ended            Year Ended
                                                               April 30,        December 31,
                                                                 2004              2003
                                                               Audited           Unaudited
                                                               --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                            $(31,797)          $(50,187)
  Depreciation & amortization expense                             1,748              7,611
  (Increase) decrease in accounts receivable                    (37,898)           (28,672)
  (Increase) decrease in inventory                               16,289            (23,664)
  (Increase) decrease in intangible assets                        1,036                 --
  Increase (decrease) in accounts payable                        15,403             85,760
                                                               --------           --------
  NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (35,219)            (9,152)

CASH FLOWS FROM INVESTING ACTIVITIES
  Net sale (purchase) of fixed assets                                --            (10,571)
                                                               --------           --------

  NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --            (10,571)

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in loan fees                                             2,500                 --
  Change in loan payable                                         (1,988)            (9,121)
  Prior period adjustment                                        27,143                 --
                                                               --------           --------

  NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            27,655             (9,121)
                                                               --------           --------

NET INCREASE (DECREASE) IN CASH                                  (7,564)           (28,844)

CASH AT BEGINNING OF PERIOD                                      15,977             44,821
                                                               --------           --------
CASH AT END OF PERIOD                                          $  8,413           $ 15,977
                                                               ========           ========
SUPPLEMENTAL CASH FLOW DISCLOSURES:

  Cash paid during year for interest                           $     --           $     --
                                                               ========           ========
  Cash paid during year for taxes                              $     --           $     --
                                                               ========           ========

                     See Notes to the Financial Statements

                             AVIDIA NUTRITION, INC.
                          Notes to Financial Statements
                              As of April 30, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

General

Avidia Nutrition, Inc. (the Company) was incorporated under the laws of the State of California on August 5, 2002. The Company's offices are located at 20727/29 Dearborn Street, Chatworth, Ca. 91311 (Los Angeles).

Nature of Operations

The Company is in the business of manufacturing and selling of vitamins and nutritional supplements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles (GAAP). The Company has elected a December 31, year-end.

b. Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

c. Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowances for doubtful accounts are required. If amounts become uncollectable, they will be charged to operations when that determination is made.

d. Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory costs include any material, labor and manufacturing overhead incurred by the Company in the production of inventory.

                             AVIDIA NUTRITION, INC.
                          Notes to Financial Statements
                              As of April 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

e. Property and Equipment

Property, equipment and leasehold improvements are stated at costs less accumulated depreciation or amortization. Maintenance and repairs, as well as renewals for minor amounts are charged to expenses. Renewals and betterments of substantial amount are capitalized, and any replaced or disposed units are written off.

f. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

g. Revenue Recognition and Deferred Revenue

Avidia Nutrition Group, Inc. revenue consists of the sale of manufactured vitamins and nutritional supplements and the retail or wholesale of vitamins and nutritional supplements. Revenue is recognized when an order is shipped.

h. Related Party Transactions

Short-term and Long-term loan payable represents a SBA loan that was personally guaranteed by the Companies shareholders. This loan was established on September 5, 2002 for $150,000. The loan is a 10-year loan with interest being lowest prime rate plus 2.75% (adjusted each calendar quarter). A short-term amount of $11,850 and long-term amount of $124,042 was set as of April 30, 2004.

The note payable to shareholders consists of unsecured advances made to the Company for working capital purposes. The advances were made under a promissory note agreement that allows the Company to borrow from certain shareholders. As of April 30, 2004 the note was classified as a non-interest bearing note.

                             AVIDIA NUTRITION, INC.
                          Notes to Financial Statements
                              As of April 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

i. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective July 20, 1998 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

j. Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Company's financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have an effect on the Company's financial statements.

                             AVIDIA NUTRITION, INC.
                          Notes to Financial Statements
                              As of April 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

NEW ACCOUNTING PRONOUNCEMENTS - continued:

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have an effect on the Company's financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 did not have an effect on the Company's financial statements.


NOTE 3. INVENTORY

Inventory at April 30, 2004 and December 31, 2003 is summarized as follows:

                                               April 30,           December 31,
                                                 2004                 2003
                                               -------              -------

     Inventory                                 $ 8,875              $25,164
                                               -------              -------

     Total inventory                           $ 8,875              $25,164
                                               =======              =======

                             AVIDIA NUTRITION, INC.
                          Notes to Financial Statements
                              As of April 30, 2004


NOTE 3. INVENTORY (CONTINUED)

Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory costs include any material, labor and manufacturing overhead incurred by the Company in the production of inventory. Inventory is primarily vitamins and nutritional supplements purchased from outside manufacturers then shipped to the retailer for sale.

NOTE 4. PROPERTY & EQUIPMENT

Property and equipment is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.

                                             April 30,          December 31,
                                               2004                2003
                                             ---------           ---------

     Equipment                               $  53,075           $  53,075
     Leasehold Improvements                     74,811              74,811
                                             ---------           ---------
                                             $ 127,886           $ 127,886
     Less Accumulated Depreciation              (9,720)             (7,971)
                                             ---------           ---------
     Net Property and Equipment              $ 118,166           $ 119,914
                                             =========           =========

Depreciation expense for the periods ended April 30, 2004 and December 31, 2003 was $1,748 and $6,990, respectively.

NOTE 5. INCOME TAXES

                                                            As of April 30, 2004
                                                            --------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $ 14,087
     Other                                                               0
                                                                  --------
     Gross deferred tax assets                                      14,087
     Valuation allowance                                           (14,087)
                                                                  --------
     Net deferred tax assets                                      $      0
                                                                  ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                             AVIDIA NUTRITION, INC.
                          Notes to Financial Statements
                              As of April 30, 2004


NOTE 6. SCHEDULE OF NET OPERATING LOSSES

     2002 Net Operating Loss                                      $(21,149)
     2003 Net Operating Loss                                       (50,187)
     2004 Net Operating Loss (four months)                          (4,654)
                                                                  --------
     Net Operating Loss                                           $(75,990)
                                                                  ========

As of April 30, 2004, the Company has a net operating loss carryforward of approximately $75,990, which will expire 20 years from the date the loss was incurred.


NOTE 7.  SUBSEQUENT EVENT

On May 1, 2004, the Company entered into an agreement were Alpha Nutraceuticals, Inc. would purchase the assets subject to liabilities of Avidia Nutrition, Inc. The acquisition was recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Alpha Nutraceutical, Inc. through is subsidiary (Let's Talk Health, Inc.) is in the business of retail sales of nutritional supplements and vitamins via internet and telephone orders.